Exhibit 5.2

28 Liberty Street
New York, NY 10005

March 18, 2025

Pinnacle Food Group Limited

600 837 West Hastings Street

Vancouver BC V6C 2X1 Canada

Ladies and Gentlemen:

We are acting as United States counsel to Pinnacle Food Group Limited, a company incorporated in the Cayman Islands (the “Company”), in connection with the registration statement on Form F-1, File No. 333-285363 (the “Registration Statement”), including all amendments and supplements thereto, and accompanying prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering to the public of 1,350,000 Class A Common Shares of the Company, par value $0.00005 per share, including 202,500 additional Class A Common Shares pursuant to an over-allotment option granted to the underwriters (collectively the “IPO Shares”). The IPO Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Craft Capital Management LLC. The Company is also registering (i) warrants to purchase up to 6.0% of the Class A Common Shares sold in the offering to be issued to the Representative pursuant to the Underwriting Agreement (the “Representative’s Warrants”), and (ii) the ordinary shares issuable upon exercise of the Representative’s Warrants.

We, as your New York counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Offering Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion the Representative’s Warrants to be delivered in accordance with the Underwriting Agreement, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinion expressed above, we have assumed that at or prior to the time of the issuance of the Representative’s Warrants: (i) the Board of Directors of the Company shall have duly established the terms of the Representative’s Warrants and duly authorized their issuance and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as a corporation under the laws of the Cayman Islands; (iii) (iv) the Underwriting Agreement to be entered into in connection with the issuance of the Representative’s Warrants has been duly authorized, executed and delivered by the Company, and is a valid, binding and enforceable agreement; and (v) there shall not have occurred any change in law affecting the validity or enforceability of the Representative’s Warrants. We have also assumed that the Underwriting Agreement and the Representative’s Warrants will be governed by the laws of the State of New York.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our firm in the Registration Statement.

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Carter Ledyard & Milburn LLP
Carter Ledyard & Milburn LLP